UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

(a)	Recent Developments

The information included under this Item 8.01(a) of this Current Report on Form 8-K updates and amends, and shall be deemed incorporated by reference into, registration statements filed by National Retail Properties, Inc. (the “Company”) under the Securities Act of 1933, as amended, remaining effective as of, and filed prior to, the date of this Current Report on Form 8-K.

Preliminary Financial Results

On February 7, 2013, the Company announced its preliminary financial results as of and for the quarter and year ended December 31, 2012. The following is a summary of the results announced, which results are unaudited and do not include all the information that will be contained in the Company’s audited financial statements for these periods, including the notes related thereto. The Company and its auditors have not yet finalized the Company’s financial results for the quarter and year ended December 31, 2012; therefore, information regarding these periods is subject to adjustments that could be material as the Company finalizes its results and completes its review procedures.

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in thousands, except per share data)
Revenues	$88,899	$72,959	$$331,752	$259,939
Net earnings available to common stockholders	$35,901	$25,874	$$121,489	$85,540
Net earnings per common share (diluted)	$0.32	$0.26	$1.11	$0.96
FFO available to common shareholders	$50,994	$41,038	$193,589	$139,665
FFO per common share (diluted)	$0.46	$0.42	$1.77	$1.57

	December 31, 2012	December 31, 2011
	(in thousands)
Balance Sheet Summary
Total assets	$3,988,026	$3,435,043
Total liabilities	$1,690,441	$1,431,167
Total equity	$2,297,585	$2,003,876

	Quarter Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in thousands, except per share data)
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$35,901	$25,874	$121,489	$85,540
Real estate depreciation and amortization:
Continuing operations	20,223	15,239	74,016	52,638
Discontinued operations	111	313	957	1,405
Joint venture real estate depreciation	—	44	112	178
Joint venture gain on disposition of real estate	—	—	(2,341)	—
Gain on disposition of real estate	(6,510)	(432)	(10,956)	(527)
Impairment losses - real estate	1,269	—	10,312	431

Total FFO adjustments	15,093	15,164	72,100	54,125

FFO available to common stockholders	$50,994	$41,038	$193,589	$139,665

Weighted average common shares outstanding (diluted)	112,013	98,671	109,118	88,837

FFO per common share (diluted):	$0.46	$0.42	$1.77	$1.57

Common Dividend

On January 15, 2013, we announced that our Board of Directors declared a quarterly cash dividend of $0.395 per share payable on February 15, 2013 to common stockholders of record as of January 31, 2013. The dividend represents an annualized rate of $1.58 per share.

Investments and Dispositions

During the quarter ended December 31, 2012, the Company made $254.7 million in property investments, including the acquisition of 108 properties with an aggregate 907,000 square feet of gross leasable area. Also during the quarter ended December 31, 2012, the Company sold 16 properties for net proceeds of $49.0 million, producing $6.5 million of gains on sales (not included in FFO).

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the Company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of certain assets, the Company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The Company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in this Current Report on Form 8-K. FFO should not be considered an alternative to net earnings, as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions.

(b)	Additional Material Federal Income Tax Considerations

The information included in Exhibit 99.1 (the “Tax Exhibit”) to this Current Report on Form 8-K provides a summary of certain additional material federal income tax considerations relevant to an investment in equity securities of the Company. The information in the Tax Exhibit amends in part the discussion under the heading “Material Federal Income Tax Considerations” contained in or incorporated by reference into registration statements filed by the Company under the Securities Act of 1933, as amended, remaining effective as of, and filed prior to, the date of this Current Report on Form 8-K, and the Tax Exhibit shall be deemed incorporated by reference into each such registration statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Additional Material Federal Income Tax Considerations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President,
Chief Financial Officer,
Assistant Secretary and Treasurer

Dated: February 13, 2013